Exhibit 99.1
Synthesis Energy Systems and East China Engineering Corporation to
Collaborate on U-GAS® Technology Projects
HOUSTON, Texas and SHANGHAI, China, December 1, 2009 — Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX), a global energy and gasification technology company, and East China Engineering Science and Technology Co., Ltd. (“ECEC”) (Shenzhen Listed code: 002140), a subsidiary of China’s largest chemical engineering group — China National Chemical Engineering Corporation (“CNCEC”), today announced the signing of a collaboration agreement to work together on the engineering, design, procurement and construction of SES’ U-GAS® gasification projects within China. ECEC is located in Hefei City, China and is one of the largest engineering companies in CNCEC’s group and plays a leading role in coal gasification. ECEC is currently providing the engineering design for the SES and Yima joint venture project in Henan province China.
“We are pleased to join forces with ECEC, combining their extensive experience in coal to chemical project engineering and construction with our proprietary U-GAS® technology design,” said Robert Rigdon, President and CEO of SES. “Under this agreement, our companies will collaborate to identify and develop new business opportunities in China and innovative designs that incorporate our technology’s capability to provide low cost clean alternative energy solutions from low rank coal and coal wastes. We believe that this collaboration will enable us to develop additional projects as we continue to expand our technology both in China and the rest of the world,” Rigdon added.
Mr. Wu Guangmei, General Manager of ECEC, stated, “China has significant experience and market opportunities in coal gasification and coal-to-chemical projects. As one of the largest engineering and construction companies in coal gasification and coal-to-chemical projects in China, ECEC is very happy to have established this important strategic relationship with SES. ECEC is confident in SES’ U-GAS® technology and we look forward to more project partnerships with SES.”

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Together ECEC and SES will collaborate to identify new opportunities in China that can take advantage of the SES’ U-GAS® technology ability to cleanly and efficiently convert low rank coal, coal wastes and biomass into syngas and valuable energy products. We believe that U-GAS® technology can enable China’s coal conversion projects to be the low cost producer of coal based products in the fuels, chemicals and power segments due to the lower fuel costs and capital costs for U-GAS®. In addition, ECEC and SES will be collaborating on innovative designs and construction techniques that can take advantage of the ability of U-GAS® to be modularized, further reducing capital costs and shortening construction time.
About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia. The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
About East China Engineering Corporation
East China Engineering Science and Technology Co., Ltd. (“ECEC”) is a joint-stock enterprise and a listed company ratified as its principal initiator by the former State Economic and Trade Commission with the Third Design Institute of the Ministry of Chemical Industry and was founded in 1963.
With its present headquarters located in Hefei, capital of Anhui Province, ECEC has branch companies in both in Shanghai and Guizhou province (South China), with presently around 1,050 employees. ECEC is a professional Engineering designer, an EPC type and a full-functional engineering company with import and export licenses, Class A engineering design certificates for chemical engineering, petrochemical engineering, architecture and municipal engineering with Class A specialized design certificate for environmental pollution control Projects and Class A credentials for turn-key project contracting, project consultation and construction and management. ECEC has achieved great engineering performance in industries such as Coal Chemical, Petrochemical, Nitrogen Fertilizer, Phosphorus Fertilizer and Environment Municipal engineering, amongst others. For more information on ECEC, visit www.chinaecec.com or call (0086-551) 362-6000.

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Tel: (713) 579-0600 / Fax: (713) 579-0610

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SES expects or anticipates will or may occur in the future, including such things as business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of the business and operations, plant expansion and growth of the quantity of methanol production, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by SES in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are its early stage of development, its estimate of the sufficiency of existing capital sources, its ability to raise additional capital to fund cash requirements for future operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the Hai Hua joint venture project, approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project and the development of its licensing business. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct. SES has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
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Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610